UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2013

BUFFALO WILD WINGS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-24743	31-1455913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Wayzata Boulevard, Suite 1600 Minneapolis, Minnesota	55416
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code         952-593-9943

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Buffalo Wild Wings, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 15, 2013. The following matters were voted upon by the shareholders:

1.             A proposal to elect members of the Board of Directors, thereby setting the number of members of the Board of Directors at seven. The following directors were elected based on the votes listed below:

Nominee	For	Withheld	Broker Non-Vote
Sally J. Smith	13,869,817	232,627	2,433,127
Dale M. Applequist	13,545,078	557,366	2,433,127
Warren E. Mack	12,148,682	1,953,762	2,433,127
J. Oliver Maggard	13,545,911	556,533	2,433,127
Michael P. Johnson	13,683,085	419,359	2,433,127
James M. Damian	13,686,562	415,882	2,433,127
Jerry R. Rose	13,993,276	109,168	2,433,127

2.             A proposal to approve, on an advisory basis, the compensation of the Company’s executive officers as disclosed in the Company’s proxy statement distributed to shareholders in connection with the Annual Meeting. The proposal obtained advisory approval based on the following vote:

For	Against	Abstain	Broker Non-Vote
13,603,427	453,431	45,586	2,433,127

3.             A proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2013. The proposal obtained approval based on the following vote:

For	Against	Abstain
16,244,963	213,401	77,207

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUFFALO WILD WINGS, INC. By /s/ Emily C. Decker Emily C. Decker Vice President, General Counsel

Date: May 21, 2013